UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2025

ESS TECH, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each fifteen warrants exercisable for one share of common stock at an exercise price of $172.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
ESS Tech, Inc. (the “Company”) is providing additional business updates as follows:
The Company has closed additional Energy Warehouse and Energy Center orders as part of its previously announced inventory movement strategy, in addition to its first core component sale as part of the pivot to the focused Energy Base product offering. These orders will be credited to previously received equipment deposits and will not result in additional cash payments but allow the Company to recognize associated revenue and to sell the associated Advanced Manufacturing Production Tax Credits (PTC) to third parties. The Company expects to recognize this revenue (totaling approximately $2.5 million) and close the PTC transactions (totaling approximately $1 million) in the second quarter. The Company remains in contracting with several parties for additional sales of the Energy Base product, but there is no assurance as to the timing, terms, or success of such transactions.
The receipt of additional transaction proceeds commercially and through various financing vehicles is expected to improve the Company’s cash position, but the Company currently has limited cash to continue its operations as previously disclosed in its going concern disclosures. The Company will need to secure additional funding in the near term and is continuing discussions with potential capital providers and exploring all available financing options, including sales under its at-the-market program, but there is no assurance as to the timing, terms, or success of such transactions.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements, including statements regarding the Company and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” and “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s inventory movement strategy, the sale of Production Tax Credits, potential Energy Base product transactions and potential capital raising measures. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, the Company’s inability to finalize contracts and gain revenue from the sale of products and from customer projects, changes in tax law, the Company’s inability to raise additional capital, and other risks and uncertainties described more fully in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2025, and the Company’s other filings with the U.S. Securities and Exchange Commission. Except as required by law, the Company is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 3, 2025

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer